Exhibit 4.1

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THE WARRANT AND/OR THE COMMON SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO IT TO SUCH EFFECT.

Right to Purchase [*] Common Shares of Chanticleer Holdings, Inc. (subject to adjustment as provided herein)

COMMON STOCK WARRANT

Series 2014

Issue Date: January [*], 2015

CHANTICLEER HOLDINGS, INC., a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that _____________ or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below to purchase from the Company at any time after the issue date of this Warrant (the “Issue Date”) until 5:00 p.m., Eastern Standard Time on January _____, 2020, (the “Expiration Date”), ________ ([*]) fully paid and non-assessable Common Shares (as hereinafter defined) of the Company at a per share purchase price of two dollars and fifty cents (USD $2.50). The purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Purchase Price.” The number and character of such Common Shares and the Purchase Price are subject to adjustment as provided herein. This Warrant is being issued to the Holder pursuant to the terms and conditions of that certain Subscription Agreement of even date herewith by and between the Company and the Holder (the “Subscription Agreement”). All terms not otherwise defined herein shall have the same meaning as in the Subscription Agreement.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

A.           The term “Business Day” shall mean any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of Delaware are authorized or required by law or other governmental action to close.

B.           The term “Company” shall include Chanticleer Holdings, Inc. and any corporation which shall succeed or assume the obligations of Chanticleer Holdings, Inc. hereunder.

C.           The term “Common Shares” includes (a) the Company’s Common Shares, $.0001 par value per share, as authorized on the date hereof, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

D.           “Market Price” means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading Day period ending on the last complete Trading Day prior to the Conversion Date.

E.           The term “Note” refers to that certain 8% Convertible Promissory Note in the principal amount of $________ of even date herewith from the Company to the Holder which was issued and sold pursuant to terms of the Subscription Agreement.

F.           The term “Other Securities” refers to any stock (other than Common Shares) and other securities of the Company or any other person (corporate or otherwise) which the Holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Shares or Other Securities pursuant to Section 2 herein or otherwise.

G.           “Trading Day” means a day on which the principal market or exchange, on which the Common Shares are listed or quoted for trading, is open (e.g. the Nasdaq Capital Market, the NYSE AMEX Equities Exchange, the New York Stock Exchange, the OTC Bulletin Board or the Pink Sheets as operated by Pink OTC Markets, etc.).

H.           “Trading Price” means the closing bid price of the Common Shares on The Nasdaq Stock Exchange or if The Nasdaq Stock Exchange is not the principal trading market for such security, the closing bid price of the Common Shares on the principal securities exchange or trading market where the Company Shares are listed or traded or, if no closing bid price of the Common Shares is available in any of the foregoing manners, the average of the closing bid prices of any market makers for the Common Shares on the OTC Markets.

I.           The term “Warrant Shares” shall mean the Common Shares issuable upon exercise of this Warrant.

J.           The term “Registration Rights Agreement” shall mean the Registration Rights Agreement of even date herewith by and between the Company and the Holder pursuant to which the Company is obligated to register the resale of the Warrant Shares.

1.           Exercise of Warrant.

1.1           Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, Common Shares of the Company, subject to adjustment pursuant to Section 3.

1.2.          Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and simultaneously surrender of the original Warrant to the Company at its principal office, accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of Common Shares for which this Warrant is then exercisable by the Purchase Price then in effect.

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1.3.          Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of Common Shares for which such Warrant may still be exercised.

1.4.          Company Acknowledgment; Issuance Taxes. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. The issuance of certificates for Common Shares upon the exercise of this Warrant will be made without charge to the Holder for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and related transfer of the shares; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Holder of this Warrant, and that the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requiring the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

1.5.          Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the Common Shares purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Within two (2) Business Days thereafter (the “Deadline”), the Company at its expense will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable Common Shares (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the closing market price of the Common Stock on the exercise date of one full Common Share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise. If the Holder shall have given exercised all or any portion of this Warrant in accordance with its terms, the Company’s obligation to issue and deliver the certificates for Common Shares shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion.

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1.6           Delivery of Common Shares by Electronic Transfer. In lieu of delivering physical certificates representing the Common Shares issuable upon the exercise of this Warrant, provided the Company is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon exercise of this Warrant to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

1.7           Failure to Deliver Common Shares Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Shares issuable upon exercise of this Warrant is not delivered by the Deadline, the Company shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Company fails to deliver such Common Shares. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued. The Company agrees that the right to exercise this Warrant is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such exercise right are difficult if not impossible to qualify. Accordingly the parties acknowledge that the liquidated damages provision contained in this Section 1.7 are justified.

1.8           Cashless Exercise of the Warrant. In the event (i) the Company should fail to register (and maintain such registration) the Warrant Shares as required by the Registration Rights Agreement, (ii) breach any term of the Registration Rights Agreement, or (iii) upon an Event of Default (as that term is defined in the Note) under the Note, then in lieu of exercising the Warrant by paying the Purchase Price in cash, the Warrant may be exercised in whole at any time or in part from time to time prior to the Expiration Date of the Warrant, by the Holder by surrendering the Warrant to the Company, without payment of any other consideration, together with a duly executed Subscription Notice. The number of Common Shares to be issued by the Company shall be calculated using the following formula:

	X	=	Y(A-B)
A

Where	X	=	the number of Common Shares to be issued to the Holder

	Y	=	the number of Common Shares purchasable under the Warrant or, if the Warrant is being exercised in part, under the portion of the Warrant being exercised (at the date of surrender of the Warrant and the notice of exercise)

	A	=	the Market Price (at the date of surrender and the notice of exercise)

	B	=	the per share Purchase Price (as adjusted to the date of surrender of the Warrant and the notice of exercise) this Warrant shall become immediately exercisable by the Holder on a cashless basis.

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For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Common Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Common Shares shall be deemed to have commenced, on the date this Warrant was originally issued to the Holder.

1.9           The registration rights for the Common Shares underlying the Warrant are as set forth in the Registration Rights Agreement. Unless the Company shall have registered the Common Shares underlying this Warrant, the Common Shares issuable upon the exercise of this Warrant will be “restricted securities” as that term is defined in the Securities Act. The Company may insert the following or similar legend on the face of the certificates evidencing such securities if required in compliance with state securities laws:

"These securities have not been registered under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable state securities laws, or an opinion of counsel satisfactory to counsel to Chanticleer Holdings, Inc. that an exemption from registration under any applicable state securities laws is available."

2.           Adjustment for Reorganization, Consolidation, Merger, etc.

2.1.          Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or sale, as the case may be, shall receive, in lieu of the Common Shares (or Other Securities) issuable on such exercise prior to such consummation, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 3.

2.2.          Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 2, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 3.

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3.          Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional Common Shares as a dividend or other distribution on outstanding Common Shares, (b) subdivide its outstanding Common Shares, or (c) combine its outstanding Common Shares into a smaller number of Common Shares, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such event and the denominator of which shall be the number of Common Shares outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 3. The number of Common Shares that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of Common Shares that would otherwise (but for the provisions of this Section 3) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 3) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

4.          Certificate as to Adjustments. In each case of any adjustment or readjustment in the Common Shares (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional Common Shares (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of Common Shares (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of Common Shares to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant.

5.          Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all Common Shares (or Other Securities) from time to time issuable on the exercise of the Warrant.

6.          Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”). On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of Common Shares called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

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7.          Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

8.          Transfer on the Company’s Books. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the Record Holder hereof from time to time. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

9.          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) three business days after deposited in the mail if delivered pursuant to subsection (ii) above. The addresses for such communications shall be: (i) if to the Company to: 7621 Little Avenue, Suite 414, Charlotte, NC  28226, facsimile number (704) 366-2463; and (ii) if to the Holder to: the address set forth on the Holder’s signature page to the Subscription Agreement. The Company and the Holder may change their respective addresses for notices by like notice to the other party.

10.         Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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11.         Governing Law; Venue. This Warrant shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule. The parties further: (i) agree that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in any Federal or State court of competent jurisdiction within the State of New York, County of New York, (ii) waive any objection that they may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the in personam jurisdiction of any Federal or State court of competent jurisdiction within the State of New York, County of New York in any such suit, action or proceeding. The parties each further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in a Federal or State court of competent jurisdiction within the State of New York, County of New York, and that service of process upon the parties mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the parties, in any action or proceeding.

12.         Legal Fees. In the event that Holder is required to take legal or other action to enforce its rights or obtain collection under this Warrant, the Company shall pay the Holder hereof reasonable costs of collection, or enforcement of the terms hereof, including reasonable attorneys’ fees.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

CHANTICLEER HOLDINGS, INC.

By:

Name:	Michael D. Pruitt

Title:	Chief Executive Officer

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Exhibit A

FORM OF SUBSCRIPTION

(to be signed only on exercise of Warrant)

TO: CHANTICLEER HOLDINGS, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase:

☐          ____________ Common Shares covered by such Warrant, for a total purchase price of $____________, payable _______________________.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $____________. Such payment takes the form of (check applicable box or boxes):

☐          $____________ in lawful money of the United States, paid by check.

☐          $____________ in lawful money of the United States, paid by wire transfer.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________________________ whose address is_____________________________ ________________________________________________________________________________________________ ______________________________________________________________

YOU MUST COMPLETE THE ACCREDITED INVESTOR CERTIFICATION FOUND ON APPENDIX A HERETO AND CHECK AT LEAST ONE APPROPRIATE BOX CERTIFYING YOUR STATUS AS AN ACCREDITED INVESTOR IN ORDER TO EXERCISE THIS WARRANT.

Payment for Common Shares. If the undersigned has delivered to the Company, with this Subscription, a check payable to the Company in the amount of the Purchase Price of the Common Shares, if the Warrant is not being exercised on a cashless basis pursuant to the provisions of Section 1.8,, then the undersigned warrants that such check is backed by good and sufficient funds and authorizes the Company to deposit that check immediately upon receipt of this Subscription. If such a check has not been delivered with this Subscription, then the undersigned agrees to immediately deliver the amount of the Purchase Price of the Common Shares to the Company, in immediately available funds in the form of a wire transfer using the following instructions:

To:	_____________________
_____________________
_____________________
Attention: ____________
Telephone: ____________
Routing Number:	______________________
For Further Credit to:	______________________
______________________
______________________
Account Number:	______________________
FBO: _________________
(Subscriber’s Name)

Information. The undersigned acknowledges that the undersigned has been offered the opportunity to obtain information, to verify the accuracy of the information received by the undersigned, to evaluate the merits and risks of this investment and to ask questions and receive satisfactory answers concerning the terms and conditions of this investment. The undersigned has reviewed the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company has made its officers available to the undersigned to answer questions concerning the Company and the investment being made hereby. In making the decision to purchase the Common Shares, the undersigned has relied and will rely solely upon independent investigations made by the undersigned. The undersigned is not relying on the Company with respect to any tax or other economic considerations involved in this investment. The undersigned has been encouraged by the Company to consult with the undersigned’s own attorneys and other advisors with respect to all matters concerning this investment, has been given adequate opportunity to so consult, and has done so to the extent the undersigned has deemed appropriate.

Accredited Investor and other Investment Representations. The undersigned represents and warrants that the undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

Dated:

(Signature must conform to name of holder as specified on the face of the Warrant.)

(Address)

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Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of Common Shares of CHANTICLEER HOLDINGS, INC. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of CHANTICLEER HOLDINGS, INC. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ______________, _______
(Signature must conform to name of holder as specified on the face of the Warrant)

Signed in the presence of:

(Name)
(address)

The undersigned transferee acknowledges and agrees that this transfer may only be made in compliance with applicable federal and state securities laws, and in accordance with Section 6 of the warrant.

(address)

ACCEPTED AND AGREED:
[TRANSFEREE]

(Name)